                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [ ]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

[HARMAN INTERNATIONAL LOGO]
                                                    HARMAN INTERNATIONAL
                                                  INDUSTRIES, INCORPORATED
                                              1101 Pennsylvania Avenue, N.W.,
                                                         Suite 1010
                                                   Washington, D.C. 20004

                                                     September 15, 1999

Dear Harman International Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, November 9, 1999 at 11:00 a.m. at the Chase Manhattan Bank, 270 Park Avenue, New York, New York. Information about the meeting and the nominees for Director is presented in the Notice of Annual Meeting of Stockholders and the Proxy Statement on the following pages.

     In addition to the formal items of business to be presented at the meeting, management will report on our Company's operations during fiscal 1999. This will be followed by a question and answer period.

     It is important that your shares be represented at the meeting regardless of the number of shares that you hold. To ensure your representation, please sign, date and return the enclosed proxy card promptly.

     We look forward to seeing you on November 9th.

                                         Sincerely,

                                         /s/ Sidney Harman

                                         Sidney Harman
                                         Chairman

[HARMAN INTERNATIONAL LOGO]
                  HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                           ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 9, 1999

                           ------------------------

     The 1999 Annual Meeting of Stockholders of Harman International Industries, Incorporated (the "Company") will be held at Chase Manhattan Bank, 270 Park Avenue, New York, New York on November 9, 1999 at 11:00 a.m. for the following purposes:

        (1) To elect two directors to serve for a three-year term expiring at the 2002 Annual Meeting of Stockholders;

        (2) To consider and take action upon a proposal to adopt a performance based bonus plan for the Company's Key Executive Officers;

        (3) To consider and take action upon a proposal to amend the Company's 1992 Incentive Plan; and

        (4) To transact such other business as properly may come before the meeting on November 9 or on any date to which the meeting may be adjourned.

     Stockholders of record as of the close of business on September 10, 1999 are entitled to notice of, and to vote at, the meeting.

     If you plan to attend the meeting and will need special assistance or accommodation due to a disability, please include such information on the enclosed proxy card.

                                            By Order of the Board of Directors

                                            /s/ Frank Meredith

                                            Frank Meredith
                                            Secretary

Washington, D.C.
September 15, 1999

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY WHICH YOU ARE REQUESTED TO SIGN, DATE AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                         1101 PENNSYLVANIA AVENUE, N.W.
                                   SUITE 1010
                             WASHINGTON, D.C. 20004

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harman International Industries, Incorporated (the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Meeting") and for the purpose of considering and acting upon the matters specified in the accompanying Notice of Annual Meeting. This Proxy Statement and the enclosed proxy card were first sent or given to stockholders on or about September 15, 1999.

     Holders of record of the Company's common stock (the "Common Stock"), par value $0.01 per share, as of the close of business on September 10, 1999, will be entitled to vote at the Meeting or at any adjournment thereof, and each stockholder of record on such date will be entitled to one vote for each share of Common Stock held. On September 10, 1999, there were 17,258,112 shares of Common Stock outstanding.

     Shares of Common Stock cannot be voted at the Meeting unless the owner is present or represented by proxy. A proxy may be revoked at any time before it is voted by giving written notice of revocation or by the delivery of a new proxy to the Company at the address shown above, or by the stockholder's personal vote at the Meeting.

     All properly executed proxies, unless previously revoked, will be voted at the Meeting or any adjournment thereof in accordance with the directions given. With respect to the election of two Directors to serve until the 2002 Annual Meeting, stockholders of the Company voting by proxy may vote in favor of both nominees, may withhold their vote for both nominees or may withhold their vote as to a specific nominee. With respect to the other proposals for stockholder action, stockholders of the Company voting by proxy may vote in favor or against the proposals. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (i) the election of the two nominees for Director listed under the caption "Election of Directors," (ii) the approval of the adoption of a performance based bonus plan for the Company's Key Executive Officers; and (iii) the approval of an amendment to the Company's 1992 Incentive Plan (the "1992 Plan").

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Meeting. The candidates for election as Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Meeting. Any action other than a vote for a nominee (including abstentions and broker non-votes) will have the practical effect of voting against the nominee.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

     Pursuant to the Company's Restated and Amended Certificate of Incorporation, the Board of Directors is divided into three classes. Two classes consist of two Directors and one class consists of three Directors.

     Two Directors are to be elected at the Meeting. Set forth below is information concerning the two nominees for Director, as well as information concerning the Directors whose terms of office will extend beyond the Meeting. The current nominees for Director, if elected, will serve for a three-year term expiring at the 2002 Annual Meeting. The Board of Directors expects that the nominees will be available for election. In the event that a nominee for any reason should become unavailable for election, it is intended that the shares of Common Stock represented by the proxies will be voted for a nominee who would be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

DIRECTORS TO BE ELECTED AT THE MEETING

     Sidney Harman, Ph.D., age eighty-one, has been Chairman of the Board and a Director of the Company since the Company's founding in 1980. Dr. Harman also served as Chief Executive Officer of the Company from 1980 to 1998. Dr. Harman served as Deputy Secretary of Commerce of the United States from January 1977 through December 1978.

     Shirley Mount Hufstedler, age seventy-four, has been a Director of the Company since September 1986. Ms. Hufstedler is and has been for the past seventeen years in private law practice. Since 1995, she has been with the law firm of Morrison & Foerster, LLP in Los Angeles, California and from 1981 to 1995, was with the firm of Hufstedler & Kaus. She served as Secretary of Education of the United States from 1979 to 1981 and as a judge on the United States Court of Appeals for the Ninth Circuit from 1968 to 1979. Ms. Hufstedler is Director Emeritus of US West, Inc. and Hewlett-Packard Company.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     Bernard A. Girod, age fifty-seven, has been Chief Executive Officer of the Company since 1998 and a Director of the Company since 1993. Mr. Girod also served as President of the Company from 1994 to 1998, Chief Operating Officer of the Company from 1993 to 1998, Secretary of the Company from 1992 to 1998 and Chief Financial Officer of the Company from 1986 to 1995 and again from 1996 to 1997. Mr. Girod's term as a director expires at the 2001 Annual Meeting.

     Gregory P. Stapleton, age fifty-three, has been Chief Operating Officer of the Company since 1998 and a Director of the Company since November 1997. Mr. Stapleton also served as President of the Company's OEM Group from 1987 to 1998. Prior to his association with the Company, he was Senior Vice President of General Electric Venture Capital Corporation from 1986 to 1987 and was General Manager, Industrial Products Section, Factory Automation Products Division of General Electric Corporation from 1982 to 1985. Mr. Stapleton's term as a Director expires at the 2000 Annual Meeting.

     Edward H. Meyer, age seventy-two, has been a Director of the Company since July 1990. Mr. Meyer has been the Chairman of the Board, Chief Executive Officer and President of Grey Advertising, Inc., New York, New York since 1970. Mr. Meyer serves as a Director for Ethan Allen Interiors, Inc. and as a Director/trustee of thirty-one mutual funds advised by Merrill Lynch Asset Management, Inc. Mr. Meyer's term as Director expires at the 2000 Annual Meeting.

     Ann McLaughlin, age fifty-seven, has been a Director of the Company since 1995. She served as Secretary of Labor of the United States under President Reagan from 1987 until 1989. Ms. McLaughlin is a Director of AMR Corporation, Donna Karan International Inc., Fannie Mae, General Motors Corporation, Host Marriott Corporation, Kellogg Company, Nordstrom, Inc. and Vulcan Materials Company. She is currently Chairman of the Aspen Institute and is also a member of the Board of Overseers of the Wharton

School of the University of Pennsylvania. Ms. McLaughlin's term as a director expires at the 2001 Annual Meeting.

     Stanley A. Weiss, age seventy-two, has been a Director of the Company since November 1997. From 1991 to 1997, Mr. Weiss served as Chairman of American Premier, Inc., a private mining, refractories, chemicals and mineral processing company. Prior to that he was Chairman and President of American Minerals. Mr. Weiss is also founder and Chairman of Business Executives for National Security
(BENS). Mr. Weiss' term as a Director expires at the 2000 Annual Meeting.

            THE BOARD OF DIRECTORS, ITS COMMITTEES AND COMPENSATION

     The Board of Directors of the Company held four meetings during the 1999 fiscal year. The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation and Option Committee (the "Compensation Committee"). The Company does not have a standing committee on nominations. The full Board nominates candidates for Director. All Directors attended at least seventy-five percent of the meetings of the Board of Directors and the committees on which such Directors served.

     The Executive Committee, which held three meetings during the 1999 fiscal year, presently consists of Dr. Harman, Mr. Girod and Mr. Stapleton. The Executive Committee is empowered to exercise all of the power and authority of the Board of Directors in the management of the business affairs of the Company when the full Board of Directors is not in session, except for those matters that may not be delegated to it under the Company's Restated and Amended Certificate of Incorporation or Bylaws. The Executive Committee has also been delegated certain authority by the Board of Directors with respect to matters relating to the Company's 1992 Plan and retirement plans.

     The Audit Committee, which held two meetings during the 1999 fiscal year, presently consists of Mr. Meyer and Ms. McLaughlin. The Audit Committee reviews the results of the annual audit with the Company's independent auditors and the adequacy of the Company's internal accounting controls and practices and recommends to the Board of Directors the independent auditors to be retained by the Company.

     The Compensation Committee, which held three meetings during the 1999 fiscal year, presently consists of Ms. Hufstedler and Mr. Weiss. The Compensation Committee establishes compensation each year for the Chief Executive Officer and the other top executive officers and reviews with the Chief Executive Officer the compensation of the Company's other executive officers. The Compensation Committee has been delegated certain authority by the Board of Directors with respect to matters relating to the Company's Chief Executive Officer Incentive Plan, the 1992 Plan and retirement plans.

     The Company does not pay fees to Directors who also serve as officers of the Company or its subsidiaries. Non-officer Directors receive an annual fee of $20,000 plus $2,500 for each Board meeting attended and $750 for each committee meeting attended that occurred other than on the day of a Board meeting. The Company reimburses all Directors for expenses incurred for attending meetings.

     Under the 1992 Plan, immediately following each annual meeting of stockholders, each incumbent non-officer Director who served during the prior fiscal year and who continues to serve on the Board of Directors receives an option to purchase 2,500 shares of Common Stock and is eligible to receive additional performance-based options if the Company achieves a certain Return on Consolidated Equity (as that term is defined in the 1992 Plan) for the previous fiscal year. If the Company achieves a Return on Consolidated Equity of at least nine percent, but less than thirteen percent, each non-officer Director receives an option to purchase 750 shares of Common Stock. If the Company achieves a Return on Consolidated Equity of thirteen percent or more, each non-officer Director receives an option to purchase 1,500 shares of Common Stock. Pursuant to the terms of the 1992 Plan, in November 1998 following the 1998 Annual Meeting, each non-officer Director received options to purchase 2,500 shares of Common Stock and, because the Company achieved a Return on Consolidated Equity for fiscal 1998 of 10.3%, additional performance-based options to purchase 750 shares of Common Stock. Assuming adoption of the amended and restated 1992 plan, at the Meeting it is anticipated that Ms. Hufstedler, Ms. McLaughlin, Mr. Meyer and Mr. Weiss will each receive options to purchase 3,000 shares of Common Stock but, because the Company did not achieve a Return on Consolidated Equity for fiscal 1999 of at least nine percent, the non-officer Directors will not receive additional performance-based options in November 1999 to purchase shares of Common Stock.

     The exercise price of any option granted to a non-officer Director under the 1992 Plan is equal to the fair market value of the Common Stock on the date of grant. Each such option vests at a rate of twenty percent per annum and expires ten years from the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 1, 1999, the beneficial ownership of the Company's Common Stock for the following persons: (a) all stockholders known by the Company to beneficially own more than five percent of the Common Stock, (b) each of the Company's current Directors, (c) the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company and (d) all of the Company's Directors and executive officers as a group. Certain information in the table is based upon information contained in filings made by the beneficial owner with the Securities and Exchange Commission (the "Commission").

                                                           AMOUNT AND NATURE OF
                          NAME                            BENEFICIAL OWNERSHIP(1)   APPROXIMATE PERCENT
                          ----                            -----------------------   -------------------
AXA Assurances I.A.R.D. Mutuelle and
AXA Assurances Vie Mutuelle.............................         1,988,675(2)              11.2 %
  21, rue de Chateaudun
  75009 Paris France
AXA Conseil Vie Assurances Mutuelle
  100-101 Terrasse Boieldieu
  92042 Paris La Defense France
AXA Courtage Assurance Mutuelle
  26, rue Louis le Grand
  75002 Paris France
AXA
  9 Place Vendome
  75001 Paris France
The Equitable Companies Incorporated
  1290 Avenue of the Americas
  New York, New York 10104
Lazard Freres & Co. LLC.................................         1,379,530(3)               7.4 %
  30 Rockefeller Plaza
  New York, New York 10020
Strong Schafer Capital Management, LLC..................         1,207,500(4)               6.8 %
Schafer Capital Management, Inc. and
David K. Schafer
  101 Carnegie Center
  Princeton, New Jersey 08540
Schafer Cullen Capital Management, Inc.
  645 Fifth Avenue
  New York, New York 10022
Clover Capital Management, Inc..........................           978,350(5)               5.5 %
Michael E. Jones
James G. Gould
Geoffrey H. Rosenberger
Charles W. Ruff
  11 Tobey Village Office Park
  Pittsford, New York 14534
Sidney Harman...........................................         1,310,247(6)               7.2 %
  Harman International Industries, Incorporated
  1101 Pennsylvania Avenue, N.W.
  Suite 1010
  Washington, D.C. 20004
Bernard A. Girod........................................            94,488(7)               *
Shirley M. Hufstedler...................................            21,398                  *
Ann McLaughlin..........................................             4,155                  *
Edward H. Meyer.........................................            30,322                  *
Stanley A. Weiss........................................               600                  *
Gregory P. Stapleton....................................            73,516(8)               *

                                                           AMOUNT AND NATURE OF
                          NAME                            BENEFICIAL OWNERSHIP(1)   APPROXIMATE PERCENT
                          ----                            -----------------------   -------------------
Frank Meredith..........................................            20,454(9)               *
William Palin...........................................             9,020                  *
All Directors and executive officers as a group (12
  persons)..............................................         1,585,260(10)              8.7 %

---------------
  *  Less than one percent

 (1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, the beneficial ownership amounts include shares of Common Stock that may be acquired pursuant to stock options exercisable within 60 days from August 1, 1999 by the following stockholders in the indicated amounts: Dr. Harman (572,250 shares), Mr. Girod (43,600 shares), Ms. Hufstedler (17,533 shares), Ms. McLaughlin (4,050 shares), Mr. Meyer (13,733 shares), Mr. Stapleton (49,075 shares), Mr. Meredith (12,700 shares), Mr. Palin (6,920 shares) and all Directors and executive officers as a group (738,246 shares).

 (2) Information reflected in this table and the notes thereto with respect to AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (as a group, collectively, the "Mutuelles AXA"), AXA and The Equitable Companies Incorporated is derived from the Schedule 13G filed with the Commission by and on behalf of them on April 12, 1999. The Mutuelles AXA beneficially own a majority interest in AXA, which in turn beneficially owns a majority interest in The Equitable Companies Incorporated. The shares are owned by subsidiaries of The Equitable Companies Incorporated as follows: by Alliance Capital Management L.P. ("Alliance"), on behalf of client discretionary investment advisory accounts, with respect Alliance has sole dispositive power with respect to 1,753,475 of those shares, and sole voting power of 458,975 of those shares and shared voting power with respect to 1,254,700 of those shares; and The Equitable Life Assurance Society of the United States hassle voting and dispositive power with respect to 235,200 of those shares. The Mutuelles AXA and AXA do not admit beneficial ownership of the subject shares.

 (3) Information reflected in this table and the notes thereto with respect to Lazard Freres & Co. LLC ("Lazard Freres") is derived from the Schedule 13G filed with the Commission by and on behalf of Lazard Freres on February 16, 1999 to report its beneficial ownership of the Company's Common Stock as of December 31, 1998. As of that date, Lazard Freres beneficially owned 1,379,530 shares on behalf of client investment advisory accounts, with respect to which Lazard Freres has sole dispositive power over all of those shares and sole voting power of 1,157,515 of those shares.

 (4) Information reflected in this table and the notes thereto with respect to Strong Schafer Capital Management, LLC, Schafer Capital Management, Inc., David K. Schafer and Schafer Cullen Capital Management, Inc. is derived from the Schedule 13G filed with the Commission by and on behalf of them on February 22, 1999. David K. Schafer is the President and sole shareholder of Schafer Capital Management, Inc., which in turn is the sole managing member of Strong Schafer Capital Management, LLC. Mr. Schafer is also Chairman of the Board and a shareholder of Schafer Cullen Capital Management, Inc. Of the 1,207,500 subject shares, 101,400 are held by Schafer Cullen Capital Management, Inc. on behalf of its investment advisory client with respect to which it has sole voting and dispositive power, 1,106,100 shares are held by Schafer Capital Management, Inc., with respect to which it has sole voting and dispositive power, 1,030,000 are held by Strong Schafer Capital Management, LLC. with respect to which it has sole voting and dispositive power over all its shares and Mr. Schafer has sole voting and dispositive power with respect to 1,106,100 of the shares and shared voting and dispositive power with respect to 101,400 of the shares.

 (5) Information reflected in this table and the notes thereto with respect to Clover Capital Management, Inc. ("Clover"), Michael E. Jones, James G. Gould, Geoffrey H. Rosenberger, and Charles W. Ruff is derived from the
     Schedule 13G filed with the Commission by and on behalf of Clover on February 2,1999. As investment adviser to the client accounts owning the subject securities, Clover shares the voting and dispositive power with the account owner of each account. As directors of Clover, Messrs. Jones, Rosenberger, Ruff and Gould share the dispositive powers with Clover. In addition, Mr. Rosenberger holds sole voting and dispositive power with respect to 3,500 shares and shared voting and dispositive power with respect to 700 shares of the subject securities beneficially owned by him (other than indirectly through Clover) and Mr. Ruff holds sole voting and dispositive power with respect to 600 shares and shared voting and dispositive power with respect to 800 shares of the subject securities beneficially owned by him (other than indirectly through Clover).

 (6) Includes: 401,323 shares held in a trust for which Dr. Harman has sole dispositive and sole voting power; 61,497 shares held in two irrevocable trusts for various family members for which Dr. Harman has sole voting power but shared dispositive power; 100,000 shares held by the Sidney Harman Charitable Remainder Trust for which Dr. Harman acts as co-trustee and for which he has shared dispositive power and shared voting power; and 140,731 shares held by family members for which Dr. Harman has sole voting power pursuant to revocable proxies for which Dr. Harman disclaims beneficial ownership. As noted in footnote 1, the number of shares beneficially owned by Dr. Harman also includes 572,250 shares that may be acquired pursuant to stock options exercisable within 60 days from August 1, 1999. The 572,250 shares subject to stock options include a long-term performance incentive option to purchase 315,000 shares granted to Dr. Harman on November 9, 1993 (as adjusted to reflect the five percent stock dividend paid by the Company in August 1995). This performance incentive option is subject to cancellation, and any shares issued as a result of the exercise of the option are subject to repurchase, if the Company does not meet certain performance criteria for the fiscal years ending June 30, 1995 through June 30, 2001; 225,225 (28.5%) of the shares relating to this option are no longer subject to cancellation because the Company exceeded the performance criteria for each of the 1995, 1996, 1997 and 1998 fiscal years.

 (7) Includes 2,787 shares held by Mr. Girod in the Company's Section 401(k) Retirement Savings Plan (the "401(k) Plan").

 (8) Includes 6,451 shares held by Mr. Stapleton in the 401(k) Plan.

 (9) Includes 4,314 shares held by Mr. Meredith in the 401(k) Plan.

(10) Includes 13,707 shares held by all Directors and executive officers as a group in the 401(k) Plan.

                REPORT OF THE COMPENSATION AND OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for implementing the Company's executive compensation program. The Compensation Committee has been delegated this authority by the Board of Directors, and thereby makes determinations regarding the compensation of the Company's executive officers. The Compensation Committee has also been delegated the authority to administer the Company's stock incentive plans with respect to awards to executive officers. The Compensation Committee is comprised entirely of outside, non-employee Directors: Shirley Mount Hufstedler and Stanley A. Weiss. See "The Board of Directors, Its Committees and Compensation."

     The key elements of the Company's executive compensation program consist of
(a) base salaries that are determined based upon concerns of competitive pay and performance; (b) cash bonus awards that are driven solely by performance; and
(c) ownership of stock options to align the interests of management with those of stockholders. Each of these elements is discussed in more detail below.

ANNUAL CASH COMPENSATION

     SALARY. Decisions with respect to base salaries are typically made at the beginning of each fiscal year and are based upon two factors -- considerations of competitive pay and of pay for performance. The Company conducts its business in a competitive industry and recognizes that it operates in a competitive global marketplace where the best people are in great demand. Because the Company seeks to attract and retain the best people -- people with demonstrated skills and experience -- the Company's competitive pay structure is evaluated and set against market data developed based upon compensation practices by industry competitors, companies of comparable size, high growth companies and successful global marketing companies.

     In August 1998, the Compensation Committee set base salaries for the Chief Executive Officer and the top four executive officers for fiscal year 1999, based upon competitive pay information accumulated by the Company's Human Resources Department and upon a review of the Company's results of operations for the 1998 fiscal year. The competitive pay information was derived in part from data furnished by outside compensation consulting firms which surveyed the compensation practices of companies (1) in the electrical and electronics industry and (2) companies similar in size to the Company. Although this survey group is different from the group used by the Company for comparing stock performance (see "Stock Price Performance Graph"), the Compensation Committee believes that the survey group offers more reliable information for compensation practices. In setting compensation for individual executive officers, the Company and the Compensation Committee sought to establish base salaries at the 50th-75th percentile of base salaries for the survey group companies, consistent with the Company's competitive pay goals. The salary changes for fiscal year 1999 reflected changes in the survey group compensation practices, but also responded to the achievement of individual performance objectives.

     BONUS AWARD PLAN. Cash bonus awards are typically set following the end of each fiscal year and are based entirely upon performance. Performance is measured in three ways. First, annual bonus awards focus on current fiscal year financial and operational performance. Award levels for the executive officers vary and are based on corporate or group earnings and attainment of financial objectives. Second, and most importantly, annual bonus awards are based upon the attainment of personal performance objectives established by the individual officer and approved by management. Individual performance objectives vary from officer to officer and include financial objectives for appropriate business units (such as earnings, asset management and sales growth), other business objectives (such as timely introduction of new products and the communication of new technologies and processes among business units) and personal development objectives (such as attention to personal and professional development, and effective interaction with other business units). Similarly, these individual performance objectives are incorporated annually into the Company's business plan developed by management and approved by the Board of Directors. Finally, the bonus award program also contemplates rewards for exemplary individual performance in the form of a discretionary bonus which is recommended by the Chairman and approved by the Compensation Committee.

     Consistent with past practice, bonus awards for the Company's top officers were set by the Compensation Committee in July 1999 based on fiscal year 1999 performance. The bonuses for the 1999 fiscal year for Mr. Meredith and Mr. Palin were awarded based upon their achievement of individual performance objectives, and Mr. Stapleton's bonus award was based upon the consolidation of the consumer business and the continued strong performance of the Company's automotive business. The Compensation Committee also awarded a bonus to Dr. Harman for his position as Chief Executive Officer for a portion of the 1999 fiscal year, for his significant contribution to the Company's extraordinary performance during the fiscal year in meeting significant objectives, and for his success in creating a closely integrated team of four key executives to run the Company. The Compensation Committee judged that it was appropriate to make the bonus payment to Dr. Harman under the Company's discretionary bonus program, although it meant a slight loss in tax deductions.

EQUITY BASED COMPENSATION

     The Company's stock option program reinforces the Company's long term commitment to increasing shareholder value by aligning executive officers' long-term interests with those of the shareholders. Executive officers and key employees of the Company are eligible to participate in the Company's stock option plans. The amount of stock options awarded to executive officers is based upon a recommendation made by the Chairman and approved by the Compensation Committee. The Chairman usually bases the amount of awards upon his assessment of officer performance and the need for the future long-term incentive that is offered by stock options. The Compensation Committee approved the Chairman's recommendations for the 1999 fiscal year and authorized the grant of performance-based options to Messrs. Meredith and Stapleton. Options to purchase 100,000 and 80,000 shares were authorized for Messrs. Stapleton and Meredith, respectively. These options would vest upon achievement of certain performance targets defined by reference to the 30-day average closing price of the Company's Common Stock. One-third of these options would vest when each of the following three target prices are achieved: $55 per share, $65 per share and $75 per share. In light of Mr. Stapleton's succession as Chief Operating Officer and the importance to the Company of retaining Mr. Meredith as Chief Financial Officer, the Compensation Committee believes that such performance-based, equity incentive compensation for these key officers is in the best interest of the Company and its shareholders and achieves a greater alignment of key management with the interests of shareholders. The Company plans to report the cost of these performance-based options as the difference between the exercise price and the market price. As a result, the Company will recognize this expense over estimated vesting dates and in full for options that have vested.

     In July 1999, after the close of the fiscal year, the Compensation Committee granted options to purchase 50,000 shares each of Common Stock to Dr. Harman, Mr. Stapleton and Mr. Meredith, respectively, at an exercise price of $44.00 per share, the fair market value of the Common Stock on July 30, 1999.

FISCAL 1999 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     SALARY. In fiscal year 1999, Mr. Girod was paid a salary of $583,333. This represented an increase of $83,333 over his salary for fiscal year 1998. This increase was consistent with the competitive pay information developed from the survey group discussed above and was based in large part on the positive results of the Company during the 1998 fiscal year in sales, earnings and shareholder value, which the Compensation Committee attributes in large part to the leadership provided by Mr. Girod. Additionally, the Compensation Committee believed it was appropriate to increase Mr. Girod's salary in light of his succession as Chief Executive Officer.

     PERFORMANCE BASED COMPENSATION. In July 1997 the Board of Directors adopted the 1997 CEO Plan in order to provide "performance-based" bonus compensation to the Company's Chief Executive Officer. Mr. Girod served as Chief Executive Officer from November 1998 through the end of the 1999 fiscal year, and the Compensation Committee determined, in its judgment, to pay his bonus under the discretionary bonus program because of the Company's extraordinary performance, including strong sales to OEM customers, inventory reduction, and record cash flow.

     EQUITY BASED COMPENSATION. The Compensation Committee approved the Chairman's recommendations for the 1999 fiscal year and authorized the grant of performance-based options to Mr. Girod. Options to purchase 120,000 shares were authorized for Mr. Girod. These options would vest upon achievement of certain performance targets defined by reference to the 30-day average closing price of the Company's Common Stock. One-third of these options would vest when each of the following three target prices are achieved: $55 per share, $65 per share and $75 per share. In light of Mr. Girod's succession as Chief Executive Officer, the Compensation Committee believes that such performance-based, equity incentive compensation for Mr. Girod is in the best interest of the Company and its shareholders and achieves a greater alignment of key management with the interests of shareholders. The Company plans to report the cost of these performance-based options as the difference between the exercise price and the market price. As a result, the Company will recognize this expense over estimated vesting dates and in full for options that have vested.

     Although not awarded in the 1999 fiscal year, in July 1999 the Compensation Committee granted options to purchase 50,000 shares of Common Stock to Mr. Girod at an exercise price of $44.00 per share, the fair market value of the Common Stock on July 30, 1999.

STATUS OF REPORT

     The foregoing report on 1999 Executive Compensation was provided by the Compensation Committee and shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934, as amended.

                                          Shirley Mount Hufstedler
                                          Stanley A. Weiss

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Common Stock, the S&P Composite-500 Stock Index and a peer company index (based on the Company's Standard Industrial Code) for the five-year period ending June 30, 1999. This stock price performance graph assumes that the value of the investment in the Common Stock and each index was $100 on July 1, 1994. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
Shareholder Graph

                                                HARMAN INTERNATIONAL INDS         S&P 500 INDEX                PEER GROUP
                                                -------------------------         -------------                ----------
 Jun94                                                   100.00                      100.00                      100.00
 Jun95                                                   162.02                      126.07                       78.07
 Jun96                                                   207.83                      158.85                      106.64
 Jun97                                                   178.55                      213.97                      136.56
 Jun98                                                   163.90                      278.51                      129.10
 Jun99                                                   188.26                      341.88                      163.02

         PROPOSAL TO APPROVE THE KEY EXECUTIVE OFFICERS INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

     On November 10, 1997, the stockholders of the Company approved the Chief Executive Officer Incentive Plan (the "CEO Plan"), which provides for "performance-based" bonuses for the Company's Chief Executive Officer. Other officers of the Company were not eligible to participate in the CEO Plan. The CEO Plan became effective as of July 1, 1997, and remained effective until June 30, 1999.

     Because Dr. Harman has created a closely integrated team of four key executives to run the Company, the Compensation Committee in July 1999 adopted a new Key Executive Officers Incentive Plan (the "1999 Plan") with substantially the same terms and conditions contained in the original CEO Plan, except that participation in the 1999 Plan has been expanded to include the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and any other executive officer designated by the Compensation Committee (the "Key Executives"). Provisions of the 1999 Plan are summarized below. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the 1999 Plan, a copy of which is attached hereto as Exhibit A.

     Under the 1999 Plan, an annual cash bonus will be paid to the Key Executives only if a targeted return on shareholder equity ("Return on Shareholder Equity Goal") has been met for the year. Such bonuses will be paid in lieu of discretionary bonuses under the Company's bonus program. The 1999 Plan will be administered by the Compensation Committee.

     Under the terms of the 1999 Plan, at the beginning of each fiscal year, the Compensation Committee must establish (a) the Return on Shareholder Equity Goal for the year and (b) the maximum cash award (the "Award Amount") payable to the Company's Key Executives if the goal is met for the year. The terms of the plan permit the Compensation Committee to determine at the beginning of a fiscal year whether the targeted return will be applied before or after the application of extraordinary items. At the end of the year, the Committee must certify whether the Return on Shareholder Equity Goal has been met for the year. If the goal has been met, the Compensation Committee retains the discretion to reduce the Award Amount for the year based upon subjective factors. The Compensation Committee does not have the discretion to increase the Award Amount which cannot exceed $1 million for any one of the Key Executives.

     It is intended that the Award Amount paid to Key Executives under the 1999 Plan will constitute "performance-based" compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's top executives, but does not take into account performance-based compensation in determining whether the $1 million threshold has been exceeded.

     If the stockholders approve the 1999 Plan, it will become effective as of July 1, 1999, and remain effective until the third anniversary of the date of such approval, subject to the right of the Board of Directors to terminate the 1999 Plan, on a prospective basis, at any time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 1999 PLAN.

             PROPOSAL TO AMEND AND RESTATE THE 1992 INCENTIVE PLAN
                             (ITEM 3 ON PROXY CARD)

     On November 10, 1992, the stockholders of the Company first adopted the 1992 Plan, which provides for the granting of stock options and other benefits to officers, key employees and non-officer Directors of the Company and its subsidiaries.

     The Board of Directors believes that the 1992 Plan has assisted the Corporation and its subsidiaries in attracting and retaining personnel of high quality and outstanding ability by continuing to provide such persons incentives and rewards for superior performance. The Board of Directors therefore believes that it is in the best interests of the Company to continue the Plan and recommends that the Stockholders approve amendments to the Plan to increase the maximum aggregate number of shares of Common Stock subject to issuance under the Plan from 2,200,000 to 3,200,000 shares. No further request is anticipated by the Board of Directors before November 2002.

     Additional amendments to the 1992 Plan are also being proposed, including
(i) increasing the amounts of automatic and performance based option awards to non-officer directors and (ii) changes to the method by which the 1992 Plan may be amended.

VOTES REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting will be required to approve the amended and restated 1992 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE
                                 THE 1992 PLAN.

1992 INCENTIVE PLAN SUMMARY

     The provisions of the amended and restated 1992 Plan are summarized below. These summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the amended and restated 1992 Plan, a copy of which is attached to this proxy statement as Exhibit B.

ADMINISTRATION

     The 1992 Plan is administered by the Compensation Committee, which has been delegated the authority by the Board of Directors to grant options and make other awards from the 1992 Plan to officers and key employees of the Company and its subsidiaries. The Board of Directors has also delegated authority to the Executive Committee to grant awards to key employees of the Company and its subsidiaries between meetings of the Compensation Committee. The Compensation Committee also makes all determinations necessary or advisable for the administration of the 1992 Plan, including interpretation of the 1992 Plan and related agreements and other documents; provided that the full Board of Directors makes all determinations with respect to grants to non-officer Directors. The Compensation Committee consists of not less than two non-officer Directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. The annual costs to the Company for the administration of the 1992 Plan continue to be minimal.

ELIGIBILITY

     Executive officers (currently 8), non-officer directors (currently 4) and key employees (as designated by the Compensation Committee or Executive Committee) of the Company and its subsidiaries may be granted options or other awards under the 1992 Plan. Non-officer Directors of the Company are ineligible to receive grants or awards under the 1992 Plan, except for the automatic grants of options to purchase shares of Common Stock described below. Consultants to the Company and its subsidiaries are not eligible to receive awards under the 1992 Plan.

OPTION RIGHTS

     Options may be granted which entitle the optionee to purchase Common Stock at a price not less than the fair market value at the date of grant. The option price is payable (i) in cash at the time of exercise, (ii) by the transfer to the Company of nonforfeitable unrestricted Common Stock owned by the optionee having a value at the time of exercise equal to the option price, (iii) any other legal consideration the Committee may deem appropriate, or (iv) a combination of such payment methods. Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the Common Stock to which the exercise relates. Successive grants may be made to the same optionee whether or not options previously granted remain unexercised. The Compensation Committee may cancel options and re-grant new options, as well as determine to limit, waive or modify any limitation or requirement with respect to any option grant under the 1992 Plan. The Compensation Committee may not, however, reduce the option price of any outstanding option right without the approval of the Stockholders. The 1992 Plan does not require holding an option for a specified period and permits immediate sequential exchanges of Common Stock at the time of exercise of options.

     No option right may be exercisable more than ten years from the date of grant. Each grant to an employee provides for termination of the option upon the termination of employment with the Company or any subsidiary and may provide for the earlier exercise of such option rights in the event of a "change of control" of the Company or other similar transaction or event.

     Option rights may constitute (i) incentive stock options or other options which may be intended to qualify under particular provisions of the Code, as in effect from time to time, (ii) non-qualified options which are not intended to so qualify, or (iii) combinations of the foregoing. The 1992 Plan provides that no Plan participant may be granted stock options (or stock appreciation rights) for more than 300,000 shares of Common Stock in any one fiscal year.

STOCK APPRECIATION RIGHTS

     Stock appreciation rights which provide optionees an alternative means of realizing the benefits of option rights may be granted in tandem with options. The holder of a stock appreciation right may, in lieu of exercising all or any part of his option rights, receive from the Company an amount equal to one hundred percent, or such lesser percentage as the Compensation Committee may determine, of the spread between the option price and the current value of the optioned shares.

     Any grant of stock appreciation rights may specify that the amount payable upon exercise thereof may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, and may either grant to the optionee or retain in the Compensation Committee the right to elect among those alternatives. If the stock appreciation right provides that the optionee may elect to receive payment in either cash or shares of Common Stock, an election to receive cash in whole or in part will be subject to the approval of the Committee at the time of such election.

     The Compensation Committee may specify that the amount payable upon exercise of a stock appreciation right may not exceed a maximum specified by the Board of Directors at the date of grant and may specify waiting periods before exercise and permissible exercise dates or periods. A stock appreciation right will not be exercisable except at a time when the related option right is also exercisable and when the spread is positive. Stock appreciation rights may include such other terms and provisions, consistent with the 1992 Plan, as the Compensation Committee may approve. The 1992 Plan also permits the Compensation Committee to grant stock appreciation rights that are exercisable only upon a Change in Control.

RESTRICTED STOCK

     A grant of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. Such transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value of the shares, as the Compensation Committee may determine.

     Each grant of restricted stock will be subject for a period of time to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, as determined by the Compensation Committee. For example, a grant of restricted stock may provide that such stock will be forfeited if the participant ceases to serve the Company as an officer or key employee prior to the expiration of a specified period. The 1992 Plan requires that the period of time for which the restricted stock will be subject to a "substantial risk of forfeiture" must be a minimum of three years. In order to enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are in effect. The Compensation Committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of the Company.

PERFORMANCE UNITS

     A performance unit is the equivalent of $100. Upon any award of performance units, a participant will be given an achievement objective ("Management Objective") to meet within a specified period determined by the Compensation Committee on the date of grant ("Performance Period"). A minimum level of acceptable achievement will also be established ("Minimum"). If by the end of the Performance Period the participant has achieved the specified Management Objective, he or she will be deemed to have fully earned the performance unit. If the participant has not achieved the Management Objective but has attained or exceeded the Minimum, he or she will be deemed to have partly earned the performance unit (such part to be determined in accordance with a formula). To the extent earned, the performance unit will be paid to the participant, at the time and in the manner determined by the Compensation Committee, either in cash or Common Stock or a combination thereof. Any award of performance units may specify that the performance unit may become payable in the event of a Change in Control of the Company.

     Management Objectives may be described either in terms of Company-wide objectives or objectives that are related to performance of the division, subsidiary, department or function with the Company or a subsidiary in which the participant is employed. The Compensation Committee may adjust any Management Objective and the related Minimum if, in the sole judgment of the Compensation Committee, events or transactions after the date of grant which are unrelated to the participant's performance have effected the Management Objective or the Minimum.

GRANTS TO NON-OFFICER DIRECTORS

     The 1992 Plan currently provides that any person who becomes a non-officer member of the Board of Directors after November 10, 1992, shall be granted an option to purchase 3,000 shares of Common Stock on the date such person first becomes a non-officer Director. In addition, immediately following each annual meeting of stockholders, each incumbent non-officer Director who continues to serve on the Board of Directors is granted an option to purchase 2,500 shares of Common Stock.

     The 1992 Plan further provides that each non-officer Director is eligible to receive additional options if the Company achieves a certain Return on Consolidated Equity in any fiscal year. Under the current Plan if the Company achieves a Return on Consolidated Equity of at least nine percent but less than thirteen percent, each non-officer Director receives an option to purchase 750 shares of Common Stock and, if the Company achieves a Return on Consolidated Equity of thirteen percent or more, each non-officer Director receives an option to purchase 1,500 shares of Common Stock.

     The proposed amendments to the 1992 Plan increase the options granted to each non-officer director after the annual meeting of the Company's stockholders from 2,500 shares to 3,000 shares.

     The exercise price of each option granted to a non-officer Director under the 1992 Plan is equal to the fair market value of the Common Stock on the date of grant. Each such option shall vest at the rate of twenty percent per annum and expire ten years from the date of grant.

COMMON STOCK AND PERFORMANCE UNITS SUBJECT TO THE PLAN

     Subject to certain adjustments as provided in the 1992 Plan, the number of shares that may be issued or transferred under the current 1992 Plan shall not exceed in the aggregate 2,200,000 shares of Common Stock. Under the proposed amendments to the 1992 Plan, the number of shares available for issuance under the Plan would be increased from 2,200,000 to 3,200,000 shares.

     Shares to be issued may be of original issuance or shares held in treasury or a combination of the two. For the purpose of determining the shares available under the 1992 Plan, Restricted Stock is considered to be issued or transferred only at the earlier of the time when it ceases to be subject to a substantial risk of forfeiture or the time when dividends are paid to the holder of the award. The 1992 Plan limits the aggregate amount that may be paid by the Company in satisfaction of a performance unit.

PLAN BENEFITS

     The table sets forth the stock options that were granted to each of the following persons or groups under the 1992 Plan in fiscal 1999.

                        PLAN BENEFITS PREVIOUSLY GRANTED

                                                                 NUMBER OF
                                                              STOCK OPTIONS(1)
                                                              ----------------
                                                              DOLLAR   FISCAL
                     NAME AND POSITION                        VALUE     1999
                     -----------------                        ------   -------
Sidney Harman
  Chairman..................................................   (2)          --
Bernard A. Girod
  Chief Executive Officer...................................   (2)     120,000
Gregory P. Stapleton
  Chief Operating Officer...................................   (2)     100,000
Frank Meredith
  Vice President-Finance and Administration, Chief Financial
  Officer and Secretary.....................................   (2)      80,000
William Palin
  Vice President -- Controller..............................   (2)       5,000
Executive Officer Group.....................................   (2)     344,000
Non-Officer Director Group..................................   (2)      13,000
Non-Executive Officer Employee Group........................   (2)     233,250

------------
(1) No awards other than stock options were granted in fiscal 1999.

(2) Stock options are granted under the 1992 Plan at exercise prices equal to or exceeding the fair market value of the Common Stock on the date of grant. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On September 10, 1999, the last reported closing price of the Common Stock on the New York Stock Exchange was $43.00.

     The number of stock options to be granted in the future under the 1992 Plan is not determinable for the above persons or groups, except non-officer directors. As discussed above, pursuant to the 1992 Plan, as amended, each non-officer director will receive (i) options to purchase 3,000 shares of Common Stock in each year he or she continues to serve as a non-officer Director and
(ii) additional options if the Company achieves a certain Return on Consolidated Equity in any fiscal year.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences to individuals receiving grants or awards under the 1992 Plan. The following summary is based upon federal income tax laws in effect on August 1, 1999 and is not intended to be complete or to describe any state or local tax consequences.

     NON-QUALIFIED STOCK OPTIONS. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

     STOCK APPRECIATION RIGHTS. No income will be recognized by an optionee in connection with the grant of a stock appreciation right. When the appreciation right is exercised, the optionee normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

     RESTRICTED STOCK. The recipient of shares of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within thirty days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock subject to Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     PERFORMANCE UNITS. No income generally will be recognized upon the grant of performance units. Upon payment in respect of the earn-out of performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

     TAX CONSEQUENCES TO THE COMPANY. To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer should be entitled to a corresponding deduction, provided, among other things, such income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

ACCOUNTING TREATMENT

     Stock appreciation rights and performance units will require a charge against income of the Company each year representing appreciation in the value of such benefits which it is anticipated will be exercised or paid. In the case of stock appreciation rights, such charge is based on the excess of the current market price of the Common Stock over the option price specified in the released option rights; in the case of performance units, such charge is based on the dollar amount expected to be paid at the end of the Performance Period. Restricted stock will require a charge against income equal to the fair market value of the awarded shares at the time of award less the amount, if any, paid by the participants. Such charge generally is spread over the period during which the related services are performed.

AMENDMENT

     The 1992 Plan currently may be amended from time to time by the Board of Directors, but without further approval by the stockholders no such amendment shall (i) increase the maximum number of shares of Common Stock that may be issued or delivered thereunder or increase the number of performance units that may be paid, (ii) reduce the option price of any outstanding option right or reduce the base price of any outstanding appreciation right, or (iii) revise the amount, price and timing of automatic grants to non-officer Directors. In no event shall the provisions of the Plan relating to the amount, price or timing of automatic grants to non-officer Directors be amended more than once every six months, except to comport with changes in the Internal Revenue Code or the regulations thereunder. The Compensation Committee is not permitted to accelerate the time at which any substantial risk of forfeiture or prohibition or restriction on transfer relating to a grant of Restricted Stock will lapse.

     The proposed amendments to the 1992 Plan will allow it to be amended by the Compensation Committee, provided that, if shareholder approval is required to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock ceases to be traded on the New York Stock Exchange, the principal national securities exchange on which the stock is traded or quoted, such amendment will not be effective until it is approved by the shareholders of the Company.

MISCELLANEOUS

     TRANSFERS. The Compensation Committee is provided the discretion to permit the transfer of options or stock appreciation rights to take advantage of recent changes in federal income tax laws permitting the transferability of options to family members (or trusts established for the benefit of family members), which provide the potential for estate and gift tax savings.

     ADJUSTMENTS. The maximum number of shares of Common Stock that may be issued and delivered under the 1992 Plan, the number of shares covered by outstanding options and stock appreciation rights, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar events.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended June 30, 1999:

                                                   ANNUAL COMPENSATION         LONG TERM COMPENSATION
                                                   -------------------       --------------------------
                                                                             OPTIONS
                                          FISCAL                             GRANTED       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS         (SHARES)   COMPENSATION(1)
      ---------------------------         ------   --------   --------       --------   ---------------
Sidney Harman                              1999    $850,000   $425,000            --        $12,000
  Chairman of the Board                    1998     850,000    375,000(2)         --         11,500
                                           1997     800,000    375,000(2)     52,500         11,250

Bernard A. Girod                           1999     583,333    425,000       120,000         12,000
  Chief Executive Officer                  1998     500,000    275,000        40,000         11,500
                                           1997     450,000    275,000        30,000         11,250

Gregory P. Stapleton                       1999     498,077    425,000       100,000         12,800
  Chief Operating Officer                  1998     400,000    350,000        40,000         12,300
                                           1997     350,000    250,000        30,000         11,177

Frank Meredith                             1999     341,667    250,000        80,000         12,000
  Vice President -- Finance and            1998     300,000    150,000        10,000         11,500
  Administration, Chief                    1997     239,583    100,000         7,500          8,700
  Financial Officer and Secretary

William Palin(3)                           1999     246,960     63,092         5,000         24,037
  Vice President -- Controller             1998     230,538     58,370         5,000         23,074
                                           1997     210,002     49,935         4,000         10,500

------------
(1) The amounts in All Other Long Term Compensation for Dr. Harman, Messrs. Girod, Stapleton and Meredith represent Company contributions into the Company's Retirement Savings Plan. For Mr. Palin, the amounts shown represent Company contributions to his Personal Pension Scheme, a defined contribution plan established under the laws of the United Kingdom.

(2) Paid pursuant to the Company's Chief Executive Officer Incentive Plan.

(3) Mr. Palin's salary compensation and contributions to his Personal Pension Scheme (see footnote 1) have been converted from British Pounds to U.S. Dollars using average $/L exchange rates for the periods covering the 1999, 1998 and 1997 fiscal years of 1.6464, 1.6467 and 1.6154, respectively. His bonus compensation has been converted from British Pounds to U.S. Dollars using the $/L exchange rate on the dates of the bonus grants. The rates used for fiscal 1999, 1998 and 1997 bonuses were the fiscal year end $/L exchange rates of 1.5773, 1.6677 and 1.6645, respectively.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's 1992 Plan to the named executive officers during the year ended June 30, 1999.

                                                    INDIVIDUAL GRANTS
                             ---------------------------------------------------------------
                                           PERCENT OF
                                          TOTAL OPTIONS
                             NUMBER OF     GRANTED TO                                           GRANT DATE
                              OPTIONS     EMPLOYEES IN     EXERCISE PRICE                        PRESENT
           NAME               GRANTED      FISCAL YEAR       ($/SHARE)       EXPIRATION DATE     VALUE(2)
           ----              ---------    -------------    --------------    ---------------    ----------
Sidney Harman..............        --           --                 --                  --               --
Bernard A. Girod(1)........   120,000           21%            $39.75             8/11/08       $2,618,400
Gregory P. Stapleton(1)....   100,000           17%             39.75             8/11/08        2,182,000
Frank Meredith(1)..........    80,000           14%             39.75             8/11/08        1,745,600
William Palin(3)...........     5,000            1%             44.00            11/10/08           86,199

---------------
(1) These options would vest upon achievement of certain performance targets defined by reference to the 30-day average closing price of the Company's Common Stock. One-third of these options would vest when each of the following three target prices are achieved: $55 per share, $65 per share and $75 per share.

(2) Based on the Black-Scholes option price model, which requires assumptions to be made about the future movement of the stock price. The Company used the following assumptions to estimate the Grant Date Present Value: an estimated dividend yield of $0.20 per share, an estimated risk-free interest rate of 5.75%, an estimated volatility of 34%, and an option term of 2.3 years, which is the estimated period from time of vesting until exercise of the options. There is no assurance that the actual value realized by an executive officer will equal the amount estimated based upon the Black-Scholes option pricing model.

(3) Represents stock options granted on November 10, 1998 under the 1992 Plan. The exercise price of the option is equal to the fair market value of the Common Stock on the date of grant. The options vest at the rate of 20% annually, commencing one year from the date of grant.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     For each of the named executive officers, the following table shows information about stock options exercised during fiscal 1999 and the value of unexercised options as of June 30, 1999.

                                  NUMBER                   NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                 OF SHARES                   OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                 ACQUIRED                        YEAR-END                   FISCAL YEAR-END
                                    ON        VALUE     ---------------------------   ---------------------------
             NAME                EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                ---------   --------   -----------   -------------   -----------   -------------
Sidney Harman..................       --          --      572,250             --      $8,952,612            --
Bernard A. Girod...............    3,150     $48,197       29,600        175,250         126,800      $651,375
Gregory P. Stapleton...........       --          --       35,075        153,675         230,452       551,263
Frank Meredith.................      750      15,600        9,200         93,550          46,925       372,825
William Palin..................    1,575      49,872        5,120         12,030          27,543        17,495

DEFERRED COMPENSATION PLAN

     The Company maintains a Deferred Compensation Plan (the "Plan") to provide supplemental retirement income benefits for a select group of management and highly compensated employees who contribute materially to the continued growth, development, and future business success of the Company and its subsidiaries through deferrals of a portion of their salary and bonus on a pre-tax basis. The Plan was amended and restated as of June 1, 1997 to expand the select group of people eligible for participation in the Plan, to enhance certain features of the Plan to make it more flexible and to allow the Company to make discretionary contributions to selected accounts within the Plan. Pursuant to the provisions of the Plan, executives designated by the Plan's administrative committee, the members of which are appointed by the Board of Directors, are eligible to participate in the Plan. Participants may elect to defer up to 100% of their base salary and bonus. The minimum annual deferral is $3,000 of base salary and $2,500 of bonus. Amounts deferred are credited to a Deferral Account, and participants specify that portions of their account be deemed invested in selected benchmark funds. The Company credits earnings to Deferral Accounts by reference to the rate of return on such funds. Amounts credited to Deferral Accounts are always 100% vested, subject to a 10% penalty imposed on an unscheduled "in service" withdrawal. After termination of employment, participants receive the balance of their Deferral Accounts in the form of a lump sum or annual installments of up to 15 years, as elected by the participants. The Plan provides for discretionary Company contributions, but no such contributions are currently contemplated. Such contributions would be subject to a separate vesting schedule.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company maintains a Supplemental Executive Retirement Plan (the "Supplemental Plan") that provides supplemental benefits to certain key executive officers designated by the Board of Directors. Currently, Dr. Harman, Messrs. Girod, Stapleton, Meredith and other officers of the Company and certain subsidiaries have been designated as eligible under the Supplemental Plan. The Supplemental Plan provides for retirement benefits based on the average cash compensation (including bonuses) paid to such executive during the five years prior to retirement at age sixty-five. Executive officers that participate in the Supplemental Plan and retire at age sixty-five receive a benefit equal to two percent of such average cash compensation for each year of service up to a maximum benefit of thirty percent of such average cash compensation after fifteen years of service. Benefits are generally in the form of a life annuity which are payable monthly for a period of at least ten years, although the Supplemental Plan permits the Board of Directors to allow payment of the retirement benefit at a retirement date later than age sixty-five and in a form other than a life annuity payable monthly. Benefits under the Supplemental Plan are funded pursuant to specifically allocable insurance contracts, except in the case of Dr. Harman for whom such benefits are a direct obligation of the Company.

     The following table sets forth the annual retirement benefits that would be received under the Supplemental Plan at various compensation levels after the specified years of service:

                                YEARS OF SERVICE
               ---------------------------------------------------
REMUNERATION      3         6          9          12         15
------------   -------   --------   --------   --------   --------
 $  300,000    $18,000   $ 36,000   $ 54,000   $ 72,000   $ 90,000
    400,000     24,000     48,000     72,000     96,000    120,000
    500,000     30,000     60,000     90,000    120,000    150,000
    600,000     36,000     72,000    108,000    144,000    180,000
    700,000     42,000     84,000    126,000    168,000    210,000
    800,000     48,000     96,000    144,000    192,000    240,000
    900,000     54,000    108,000    162,000    216,000    270,000
  1,000,000     60,000    120,000    180,000    240,000    300,000
  1,100,000     66,000    132,000    198,000    264,000    330,000
  1,200,000     72,000    144,000    216,000    288,000    360,000
  1,300,000     78,000    156,000    234,000    312,000    390,000
  1,400,000     84,000    168,000    252,000    336,000    420,000
  1,500,000     90,000    180,000    270,000    360,000    450,000

     Dr. Harman is the only executive officer who has reached age sixty-five and has fully vested retirement benefits under the Supplemental Plan.

     The Supplemental Plan also entitles each participating officer to an additional annual benefit, payable on the participating officer's normal retirement date (age sixty-five), equal to thirty percent of the average cash compensation paid to such officer during the preceding five-year period if such officer terminates employment within three years of a Change in Control (as defined in the Supplemental Plan). Further, in the event of a Change in Control, a participating officer will become one hundred percent vested in Supplemental Plan retirement benefits if, within three years after such Change in Control, the Supplemental Plan is terminated, such officer's designation as a participating officer is revoked or any participating officer's accrued or projected benefits are eliminated or substantially reduced. The Supplemental Plan also indemnifies participants for legal fees and expenses incurred to enforce the Supplemental Plan following a Change in Control.

     The Supplemental Plan provides for a pre-retirement death benefit for participating executive officers. The amount of this benefit is equal to twice the highest annual cash compensation, excluding bonuses, paid to the participating executive officer during his employment with the Company. Dr. Harman is not entitled to pre-retirement death benefits under the Supplemental Plan.

     Finally, the Supplemental Plan provides for termination benefits for each participating officer who retires or terminates employment (whether voluntarily or involuntarily) prior to age sixty-five with at least fifteen years of service. After fifteen years of service, a participating officer is entitled to termination benefits equal to fifteen percent of the average cash compensation (including bonuses) paid to such officer during the five years prior to the termination of such officer's employment. That percentage increases three percent for each additional year of service, with a maximum benefit equal to thirty percent of such compensation after twenty years of service.

     The following table sets forth the annual termination benefits that would be received under the Supplemental Plan at various compensation levels after the specified years of service:

                                      YEARS OF SERVICE
               ---------------------------------------------------------------
REMUNERATION      15         16         17         18         19         20
------------   --------   --------   --------   --------   --------   --------
 $  300,000    $ 45,000   $ 54,000   $ 63,000   $ 72,000   $ 81,000   $ 90,000
    400,000      60,000     72,000     84,000     96,000    108,000    120,000
    500,000      75,000     90,000    105,000    120,000    135,000    150,000
    600,000      90,000    108,000    126,000    144,000    162,000    180,000
    700,000     105,000    126,000    147,000    168,000     89,000    210,000
    800,000     120,000    144,000    168,000    192,000    216,000    240,000
    900,000     135,000    162,000    189,000    216,000    243,000    270,000
  1,000,000     150,000    180,000    210,000    240,000    270,000    300,000
  1,100,000     165,000    198,000    231,000    264,000    297,000    330,000
  1,200,000     180,000    216,000    252,000    288,000    324,000    360,000
  1,300,000     195,000    234,000    273,000    312,000    351,000    390,000
  1,400,000     210,000    252,000    294,000    336,000    378,000    420,000
  1,500,000     225,000    270,000    315,000    360,000    405,000    450,000

     Dr. Harman is the only named executive officer with fifteen years of service and fully vested termination benefits under the Supplemental Plan. Messrs. Girod, Stapleton and Meredith have twelve years, eleven years and fourteen years, respectively, of service with the Company. On July 24, 1996, the Compensation Committee modified the above Supplemental Plan termination benefits for Messrs. Girod and Stapleton as follows. Each were granted vested termination benefits equal to ten percent of their respective average cash compensation (including bonuses) for the five years prior to a termination of their employment. That percentage increases two percent per year from July 24, 1996 until the maximum benefit of thirty percent of such compensation is reached. All benefits payable under the Supplemental Plan are subject to deductions for Social Security and Federal, state and local taxes.

EMPLOYMENT AGREEMENTS

     Mr. Bernard Girod serves as the Chief Executive Officer of the Company pursuant to an employment agreement effective as of November 25, 1996. Pursuant to the terms of the employment agreement, Mr. Girod is entitled to receive a minimum guaranteed salary of $450,000 per year and to have rights under the Company's stock option plans, normal benefit plans and the Supplemental Plan described above, all of which continue to exist, accrue and vest through December 31, 1999, except in the case of termination of Mr. Girod's employment by the Company for cause.

     Mr. William Palin serves as Vice President-Controller of the Company pursuant to an employment agreement effective as of September 1, 1999. Pursuant to the terms of the employment agreement, Mr. Palin is entitled to receive an annual base salary of L165,000 and to have rights under the Company's stock option plans and UK health and life insurance plans. Mr. Palin's employment is subject to a notice period of twelve months and such notice may not be given prior to June 30, 2001.

CERTAIN FAMILY RELATIONSHIPS

     Thomas Jacoby was an executive officer of the Company during the 1999 fiscal year and is the son-in-law of Dr. Sidney Harman, Chairman of the Company's Board of Directors. Mr. Jacoby is no longer employed by the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Commission. Directors, executive officers, and greater than ten percent beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Directors and executive officers, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with during the 1999 fiscal year.

                              INDEPENDENT AUDITOR

     KPMG LLP served as the independent auditor of the Company for the fiscal year ended June 30, 1999 and has been selected by the Board of Directors to serve as the Company's independent auditor for the year ending June 30, 2000. Representatives of the firm of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders who wish to submit a proposal for consideration at the 2000 Annual Meeting should submit the proposal in writing to the Company at 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004. Proposals must be received by the Company no later than May 18, 2000 for inclusion in next year's proxy materials.

                                 OTHER MATTERS

     The Company will bear the cost of preparing and mailing the Proxy Statement, form of proxy and other material that may be sent to stockholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or facsimile.

     The Board of Directors does not intend to present and knows of no others who intend to present at the Meeting any matter of business other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Bernard A. Girod
                                          Bernard A. Girod
                                          Chief Executive Officer
Washington, D.C.
September 15, 1999

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST TO SANDRA B. ROBINSON, VICE PRESIDENT, HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, 1101 PENNSYLVANIA AVENUE, N.W., SUITE 1010, WASHINGTON, D.C. 20004.

                                                                       EXHIBIT A

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                     KEY EXECUTIVE OFFICERS INCENTIVE PLAN

     1. PURPOSE. The purpose of the Key Executive Officers Incentive Plan (the "Plan") is to attract and retain key executives for Harman International Industries, Incorporated, a Delaware corporation (the "Company"), and its Subsidiaries and to provide such persons with incentives for superior performance. Award Amounts payable under the Plan are intended to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

     2. DEFINITIONS.  As used in this Plan,

       "AWARD AMOUNT" means, for each Eligible Executive, the maximum cash award payable pursuant to Section 5 below.

       "BOARD" means the Board of Directors of the Company.

       "CHANGE IN CONTROL" means the occurrence of any of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company or a Subsidiary of Voting Sock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A),
         (B) and (C) of subsection (iii) below; or

     (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection
          (iii) above.

       "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

       "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an "outside director" for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

       "ELIGIBLE EXECUTIVE" means the Company's Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and any other executive officer of the Company that the Committee designates as an Eligible Executive under the Plan.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

       "REGULATIONS" mean the Treasury Regulations promulgated under the Code, as amended from time to time.

       "RETURN ON SHAREHOLDER EQUITY GOAL" means the targeted return on shareholder equity goal for the year determined by the Committee pursuant to Section 5 below.

       "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

       "VOTING STOCK" means securities entitled to vote generally in the election of directors.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan.

     4. ELIGIBILITY. Eligibility under this Plan is limited to Eligible Executives.

     5. AWARDS.

      (a) At the beginning of each fiscal year (and no later than September 28), the Committee shall meet in order to establish (a) the Return on Shareholder Equity Goal for the year and (b) the Award Amount payable to each Eligible Executive if the goal is met for the year. "Return on shareholder equity" shall mean net income for the fiscal year determined in accordance with generally accepted accounting principles as reported in the Company's annual report divided by the average shareholder equity for such year. "Average shareholder equity" shall mean the sum of the shareholder equity at the beginning of the year and the shareholder equity at the end of the year, with such sum divided by two. At the beginning of each fiscal year, the Committee shall express whether the Return on Shareholder Equity Goal for such year shall be applied before or after the application of "extraordinary items" (as determined in accordance with generally accepted accounting principles).

      (b) At the end of each fiscal year, the Committee shall meet to determine and certify whether the Return on Shareholder Equity Goal has been met for the year. In the event that the goal has been met, the Committee shall establish the Award Amount for each Eligible Executive for the year, exercising discretion only to reduce the amount of the maximum cash award if in its judgment such a reduction is appropriate.

      (c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Award Amount paid to an Eligible Executive under the Plan for a year exceed $1,000,000.

     6. COMMITTEE CERTIFICATION. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Return on Shareholder Equity Goal has been achieved and the amount of the Award Amount to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

     7. PAYMENT OF AWARD AMOUNTS. Subject to a valid election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Award Amount, Award Amounts shall be paid within 30 days after written certification pursuant to Section 6.

     8. CHANGE IN CONTROL. In the event of a Change in Control, each Eligible Executive shall be entitled to the Award Amount for the year (without proration or any other reduction), provided that the Eligible Executive is employed by the Company on the date of the Change in Control. Such payment shall be made no later than 30 days after the effective date of the Change in Control and shall be payment in full of all obligations of the Company under the Plan for such year.

     9. NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Award Amount or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any Subsidiary of the Company.

     10. WITHHOLDING. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Award Amount.

     11. NONTRANSFERABILITY. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

     12. EFFECTIVE DATE. Subject to its approval by the shareholders, this Plan shall become effective July 1, 1999, and shall remain effective until the third anniversary of the date of such approval, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under
Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.

                                                                       EXHIBIT B

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                              1992 INCENTIVE PLAN

     1. PURPOSE. The purpose of this Plan is to attract and retain officers, key employees and Non-Officer Directors for Harman International Industries, Incorporated, a Delaware corporation (the "Company"), and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

     2. DEFINITIONS.  As used in this Plan,

     "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

     "Board" means the Board of Directors of the Company.

     "Committee" means the committee of the Board referred to in Paragraph 16 of this Plan.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 10 of this Plan.

     "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto), including the date on which an automatic grant of Option Rights to a Non-Officer Director becomes effective pursuant to Paragraph 8 of this Plan.

     "Effective Date" means November 10, 1992.

     "Eligible Participant" means a person who is selected by the Committee to receive benefits under this Plan and (a) who is at the time an officer or key employee of the Company or any of its Subsidiaries, or (b) who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

     "Less-Than-80-Percent Subsidiary" means a Subsidiary with respect to which the Company, directly or indirectly, owns or controls less than eighty percent of the total combined voting or other decision-making power.

     "Management Objectives" means the achievement objectives established pursuant to Paragraph 7 of this Plan for Eligible Participants who have received grants of Performance Units.

     "Market Value Per Share" means the fair market value of the Common Stock as determined by the Committee from time to time.

     "Non-Officer Director" means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

     "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

     "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

     "Performance Period" means, in respect of a Performance Unit, a period of time established pursuant to Paragraph 7 of this Plan within which the Management Objectives relating to such Performance Unit are to be achieved.

     "Performance Unit" means a unit equivalent to U.S. $100.00 awarded pursuant to Paragraph 7 of this Plan.

     "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to therein has expired.

     "Return on Consolidated Equity" means a fraction (expressed as a percentage), the numerator of which is the net income of the Company as set forth in the Company's audited consolidated financial statements and the denominator of which is the Company's average shareholders' equity for the fiscal year, as determined by adding the average shareholders' equity for each quarter of the fiscal year, divided by four.

     "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

     "Spread" means the excess of the Market Value Per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

     "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be an Eligible Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, more than fifty percent of the total combined voting power represented by all classes of stock issued by such corporation.

     3. SHARES AND UNITS AVAILABLE UNDER PLAN. The shares of Common Stock which may be (a) sold or transferred upon the exercise of Option Rights or Appreciation Rights, (b) awarded or sold as Restricted Stock and released from substantial risks of forfeiture thereof or (c) transferred in payment of Performance Units which have been earned, shall not exceed in the aggregate 3,200,000 shares, subject to adjustment as provided in Paragraph 10 of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights, there shall be deemed to have been transferred under this Plan the number of shares of Common Stock covered by the related Option Rights, regardless of whether such Appreciation Rights were paid in cash or in shares of Common Stock. No more than 3,200,000 Performance Units will be paid in cash under this Plan.

     4. OPTION RIGHTS. The Committee may, from time to time and upon such terms and conditions as it may determine, grant to Eligible Participants options to purchase shares of Common Stock. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

     (b) Each grant shall specify an option price per share not less than the Market Value Per Share on the Date of Grant.

     (c) Each grant shall specify the form of consideration to be paid in satisfaction of the option price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) shares of nonforfeitable, unrestricted Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the option price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Paragraph 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

     (d) On or after the Date of Grant of any Option Rights, the Committee may determine that payment of the option price may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any option price is paid in whole or in part by means of any of the forms of consideration specified in this Paragraph 4(d), the Common Stock received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee.

     (e) Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the Common Stock to which the exercise relates.

     (f) Successive grants may be made to the same Eligible Participant whether or not any Option Rights previously granted to such Eligible Participant remain unexercised.

     (g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary (as consideration to the Company) before the Option Rights or installments thereof will become exercisable.

     (h) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code of 1986, as amended from time to time ("Code"), (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

     (i) No Option Right shall be exercisable more than ten years from the Date of Grant.

     (j) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including providing for the acceleration of any vesting period for such Option Rights in the event of a change in control of the Company or other similar transaction or event.

     (k) No Eligible Participant shall be granted Option Rights (or Appreciation Rights in respect of Option Rights) for more than 300,000 shares of Common Stock in any one fiscal year of the Company, subject to adjustments provided in
Section 10 of this Plan.

     5. APPRECIATION RIGHTS. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant to any Optionee Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Committee, and shall be expressed as a percentage of the Spread (not exceeding one hundred percent) at the time of exercise. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives; provided, however, that if the right to elect among those alternatives is granted to the Optionee, the Committee shall have sole discretion to consent to or disapprove the Optionee's election to receive cash in full or partial settlement of an Appreciation Right, which consent or disapproval may be given at any time after the election to which it relates.

     (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value Per Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant.

     (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods, and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

     (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

     (e) Each grant may specify that the Committee may at any time amend, suspend or terminate any notification or document evidencing Appreciation Rights (provided that, in the case of an amendment, the amended Appreciation Rights shall conform to the provisions of this Plan).

     (f) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

     6. RESTRICTED STOCK. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant or sell to Eligible Participants Restricted Stock. Without limiting the foregoing, each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Eligible Participant in consideration of the performance of services, entitling such Eligible Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

     (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Eligible Participant that is less than Market Value Per Share at the Date of Grant.

     (c) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder, for a period of time of not less than three years, to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

     (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limiting the generality of the foregoing, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

     (e) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant and shall contain such terms and conditions, consistent with this Plan, as the Committee may approve.

     7. PERFORMANCE UNITS. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant Performance Units which will become payable to an Eligible Participant upon achievement of specified Management Objectives. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of Performance Units to which it pertains.

     (b) The Performance Period with respect to each Performance Unit shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

     (c) Each grant shall specify the Management Objectives that are to be achieved by the Eligible Participant, which may be described in terms of Company-wide objectives or objectives that are related to performance of the division or Subsidiary in which such Eligible Participant is employed.

     (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum, but short of full achievement of the Management Objectives.

     (e) Each grant shall specify the time and manner of payment (whether in cash, shares of Common Stock or a combination thereof) of Performance Units which have been earned.

     (f) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant which are unrelated to the performance of the Eligible Participant and result in distortion of the Management Objectives or the related minimum.

     (g) Any grant may specify that a Performance Unit may become payable in the event of a change in control of the Company or other similar transaction or event.

     (h) Each grant of Performance Units shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant, which notification shall describe the Performance Units, state that such Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

     8. AUTOMATIC GRANTS OF NONQUALIFIED STOCK OPTIONS TO NON-OFFICER DIRECTORS. Non-Officer Directors may only receive grants or awards under this Plan pursuant to the terms of this Section. If the Plan is approved by the requisite vote of the stockholders of the Company, Option Rights shall be automatically granted to Non-Officer Directors as follows:

     (a) On the original Effective Date of this Plan (November 10, 1992), an Option Right to purchase 5,000 shares of Common Stock shall be granted to each person who immediately after the annual meeting on that date was an incumbent Non-Officer Director for each of the five years preceding the Effective Date, and an Option Right to purchase 3,000 shares of Common Stock shall be granted to any other person who immediately after the annual meeting on that date was an incumbent Non-Officer Director for less than five years.

     (b) With respect to each person who first becomes a Non-Officer Director after the Effective Date of this Plan, an Option Right to purchase 3,000 shares of Common Stock shall be granted on the date such person first becomes a Non-Officer Director.

     (c) Immediately after each annual meeting, beginning with the annual meeting in 1999, an Option Right to purchase 3,000 shares of Common Stock shall be granted to each Non-Officer Director for so long as he or she continues to be a Non-Officer Director.

     (d) In addition, Option Rights shall be automatically granted to each Non-Officer Director at each annual meeting of the Company based on the Company's Return on Consolidated Equity as follows: either (i) for a Return on Consolidated Equity of at least nine percent but less than thirteen percent, each Non-Officer Director shall receive an Option Right to purchase 750 shares of Common Stock; or (ii) for a Return on Consolidated Equity of thirteen percent or more, each Non-Officer Director shall receive an Option Right to purchase 1,500 shares of Common Stock.

     (e) Each such grant shall be evidenced by an agreement in such form as shall be approved by the Committee, and shall be subject to the following additional terms and conditions:

        (i) The option price per share for which each such Option Right is exercisable shall be 100 percent of the Market Value Per Share on the Date of Grant.

        (ii) Each such Option Right shall become exercisable to the extent of one-fifth of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-fifth of such shares after each of the next four successive years thereafter. Such Option Rights shall become exercisable in full immediately in the event of a change in control of the Company. Each such Option Right granted under the Plan shall expire ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided.

        (iii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death as set forth in subparagraph (iv) hereof, the then outstanding Option Rights of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire 90 days after such termination, or on their stated expiration date, whichever occurs first.

        (iv) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

        (v) If a Non-Officer Director subsequently becomes an officer or employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights then held under the Plan by such individual shall not be affected thereby.

        (vi) Option Rights may be exercised by a Non-Officer Director only upon payment to the Company in full of the option price of the Common Stock to be delivered. Such payment shall be made in cash or in Common Stock previously owned by the optionee for more than six months, or in a combination of cash and such Common Stock.

     9. TRANSFERABILITY. Except as otherwise determined by the Committee, no Option Right or Appreciation Right shall be transferable by an Optionee other than by will or the laws of descent and distribution.

     10. ADJUSTMENTS. The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights and Appreciation Rights granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding grants or awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any grant or award under this Plan that the holder of the grant or award may elect to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent grant or award. The Committee may also make or provide for such adjustments in the number of shares specified in Paragraph 3 of this Plan and in the number of shares under options granted automatically pursuant to Section 8 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in the preceding sentence.

     11. FRACTIONAL SHARES. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Eligible Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Eligible Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

     13. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to an Eligible Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Eligible Participant is also employed by the Company or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Eligible Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Eligible Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Stock that would otherwise be delivered by the Company upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Eligible Participant to the Company. Any such award may be evidenced by an agreement between the Eligible Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Stock so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Company for purposes of Section 3 of this Plan, and all references to the Company in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     14. CERTAIN TERMINATIONS OF EMPLOYMENT. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death or disability, or in the event of hardship or other special circumstances, of an Eligible Participant who holds an Option Right that is not immediately and fully exercisable, any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units that have not been fully earned, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     15. INTERNATIONAL EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Eligible Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     16. ADMINISTRATION OF THE PLAN.

     (a) This Plan shall be administered by one or more committees of the Board, as determined by the Board, each of which shall consist of not less than two directors appointed by the Board who are "non-employee directors" under Rule 16b-3, except that, in the case of grants or awards to key employees, the committee need not consist of "non-employee directors" under Rule 16b-3. Each such committee shall be deemed the "Committee" hereunder with the limits of its authority as prescribed by the Board. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee or the Board shall be liable for any such action or determination made in good faith.

     17. AMENDMENTS, ETC.

     (a) This Plan may be amended from time to time by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

     (b) The Committee may, with the concurrence of the affected Optionee, cancel or amend any agreement evidencing Option Rights granted under this Plan. The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price or authorize the amendment of any outstanding Appreciation Right to reduce the base price. Furthermore, no Option Right or Appreciation Right shall be cancelled by agreement between the Company and Eligible Participant and replaced with an award having a lower option price or base price without the further approval of the stockholders of the Company.

     (c) The Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time at which any Performance Units will be deemed to have been fully earned. The Committee may not, however, accelerate the time at which any substantial risk of forfeiture or prohibition or restriction on transfer relating to any grant or sale of Restricted Stock will lapse, without further approval of the stockholders of the Company, except that such grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

     (d) In the event an Optionee shall intentionally commit an act materially inimical to the interests of the Company or any Subsidiary and the Committee in its sole discretion, exercised in good faith, shall so find, notwithstanding any other provision in this Plan the Committee may terminate as of the time of such act any Option Rights or other benefits under this Plan granted such Optionee.

     (e) This Plan shall not confer upon any Eligible Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Eligible Participant's employment or other service at any time.

     18. TERMINATION DATE. No Option Rights shall be granted under this Plan subsequent to November 9, 2002. Option Rights outstanding subsequent to November 9, 2002 shall continue to be governed by the provisions of this Plan.

                                    Please mark your  [X]
                                    votes in this
                                    manner

The Board of Directors recommends a vote FOR the election of the Directors set forth below and FOR the proposals in item 2 and item 3.

1. Election of Dr. Sidney Harman and Shirley Mount Hufstedler as Directors.

FOR both             Withhold vote for
nominees             both nominees
  [  ]                 [  ]

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name.)

2.  Proposal to adopt the Key Executive Officer Incentive Plan.

    FOR        AGAINST        ABSTAIN
    [  ]        [  ]           [  ]

3.  Proposal to amend the 1992 Incentive Plan.

    FOR        AGAINST        ABSTAIN
    [  ]        [  ]           [  ]


"PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING
EQUIPMENT WILL RECORD YOUR VOTES"


Please date and sign exactly as the name appears herein and return the proxy in the enclosed envelope. Persons signing as executors, administrators, trustees, etc. should so indicate. If shares are held jointly, each joint owner should sign. In the case of a corporation or partnership, the full name of the organization should be used and the signature should be that of a duly authorized officer or partner.

Dated:                            , 1999
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            Signature


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    Signature (if held jointly)

USING BLUE OR BLACK INK, PLEASE MARK, SIGN AND PROMPTLY RETURN
THIS PROXY CARD IN THE ENVELOPE PROVIDED


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Harman International Industries, Incorporated

YOUR VOTE IS IMPORTANT TO THE COMPANY

PLEASE SIGN AND RETURN YOUR PROXY BY
TEARING OFF THE TOP PORTION OF THIS SHEET
AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Harman International Industries, Incorporated
Annual Meeting of Stockholders - November 9, 1999
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Frank Meredith and Sandra B. Robinson and each of them as Proxies and authorizes them to represent and vote all the shares of Common Stock of Harman International Industries, Incorporated that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on November 9, 1999 and at any adjournment thereof, as designated for the items set forth on the reverse side hereof and in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated September 15, 1999.

If properly executed, this proxy will be voted as specified on the reverse side hereof or, if not specified, will be voted FOR all nominees for Director in Item 1 and FOR the proposals in Items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. At this time, management knows of no such other business.

(Continued and to be signed on the reverse side)


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                      FOLD AND DETACH HERE